                    PENN OCTANE CORPORATION AND SUBSIDIARIES

                    CONDENSED  CONSOLIDATED  BALANCE  SHEETS

                                     ASSETS


                                                                 March 4,
                                                                   1999
                                                             (Unaudited) (a)
                                                             ----------------
Total current assets                                                2,753,424
Property, plant and equipment - net                                 3,044,325
Lease rights (net of accumulated amortization of $501,457 )           652,582
Net assets held for sale                                              745,274
Other noncurrent assets                                                11,220
                                                             ----------------
   Total assets                                              $      7,206,825
                                                             ================

(a) Amounts derived from unaudited condensed consolidated balance sheets as of January 31, 1999, adjusted for the equity transaction described in this report on Form 8-k.

                         PENN OCTANE CORPORATION AND SUBSIDIARIES

                    CONDENSED CONSOLIDATED BALANCE SHEETS - CONTINUED

                           LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                             March 4,
                                                                               1999
                                                                         (Unaudited) (a)
                                                                         ----------------
Current Liabilities
 Current maturities of long-term debt                                    $       734,902
 Revolving line of credit, trade accounts payable
                                                                               3,816,400
                                                                         ----------------
 And accrued liabilities
   Total current liabilities                                                   4,551,302
Long-term debt, less current maturities                                                -
Commitments and contingencies                                                          -
Stockholders' Equity
 Senior Preferred stock-$.01 par value, 5,000,000 shares authorized;
 90,000 shares issued and outstanding at March 4, 1999                               900
 Preferred stock-$.01 par value, 5,000,000 shares authorized; 0
 convertible shares issued and outstanding at March 4, 1999                            -
 Common stock-$.01 par value, 25,000,000 shares authorized;
 10,821,557 shares issued and outstanding at March 4, 1999                       108,216
 Additional paid-in capital                                                   15,471,467
 Notes receivable from the president of the Company and a related party
 for exercise of warrants, less reserve of $223,000 at March 4, 1999          (2,763,006)
 Accumulated deficit                                                         (10,162,054)
                                                                         ----------------
   Total stockholders' equity                                                  2,655,523
                                                                         ----------------
     Total liabilities and stockholders' equity                          $     7,206,825
                                                                         ================

(a)     Amounts  derived  from  unaudited  condensed  consolidated  balance  sheets as of
        January  31,  1999,  adjusted  for  the  equity  transaction  described  in  this report  on  Form  8-k.





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